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                                                                    EXHIBIT 10.4

                          BILL OF SALE AND ASSIGNMENT

     KNOW ALL MEN BY THESE PRESENTS, that Gary Gershony, M.D. ("Gershony"), in consideration for the payment of the following consideration received from Vascular Solutions, Inc., a Minnesota corporation (the "Company"):

     A.   The sum of $150,000 by bank check;

     B. The assumption of $40,000 in obligations owed to B. Braun Medical Inc. pursuant to Section (3) of the Termination Agreement dated February 1, 1996 between Gershony and B. Braun Medical Inc.; and

     C. The entering into a consulting agreement with the Company dated January 31, 1997 providing for the continuing services of Gershony to the Company in exchange for a minimum compensation of $50,000 per year.

does hereby grant, bargain, sell, convey, assign, transfer and set over to the Company, its successors and assigns, all right, title and interest, including all prototypes, products, drawings, designs, test results and other tangible property associated with the vascular sealing device as generally described in
U. S. Patent No. 5,383,896, U. S. Patent Appln. No. 08/549,430 and U.S. Patent Appln. No. 08/549,332 and associated Patent Cooperation Treaty patent applications, wherever located (the "Property").

     TO HAVE AND TO HOLD THE SAME unto the Company, its successors and assigns, forever. Gershony has good right to sell, transfer and assign the Property to the Company and Gershony agrees to execute and deliver to the Company such specific assignments and other documents as may be reasonably requested by the Company to further document, for filing purposes or otherwise, the sale, assignments and transfers made pursuant to this Bill of Sale and Assignment.

     IN WITNESS WHEREOF, Gershony has executed and delivered this Bill of Sale and Assignment immediately after the closing on the receipt of a minimum of $750,000 in subscriptions pursuant to the Company's initial private financing on the 31st day of January, 1997.


VASCULAR SOLUTIONS, INC.



By: /s/ Howard C. Root, CEO        /s/ Gary Gershony, M.D.
    -----------------------        -----------------------
    Howard C. Root, CEO                Gary Gershony, M.D.